UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

Patterson-UTI Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-39270	75-2504748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10713 W. Sam Houston Pkwy N, Suite 800, Houston, Texas		77064
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281-765-7100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PTEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 1, 2022, Patterson-UTI Energy, Inc. (the "Company") appointed Julie J. Robertson and Cesar Jaime to the Company’s Board of Directors.

Ms. Robertson has more than 40 years of operational, executive, administrative and human resource experience at one of the world’s largest offshore drilling companies, including having served as its Executive Chair, Chair of the Board, President and Chief Executive Officer.

Mr. Jaime has 30 years of experience in international oilfield services in Latin America, Europe and Africa for the largest international oilfield services company, including having served as President of the Latin America division, as well as serving on boards of private companies.

The addition of Ms. Robertson and Mr. Jaime expands the Company’s Board of Directors to eight members. There is no arrangement or understanding between Ms. Robertson or Mr. Jaime and any other persons pursuant to which Ms. Robertson or Mr. Jaime was selected as a director. The Company is not aware of any transaction in which either Ms. Robertson or Mr. Jaime has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Robertson and Mr. Jaime will receive the compensation payable to non-employee directors as described in the Company’s proxy statement for the 2021 annual meeting of stockholders. In addition, in connection with each of their appointments as a member of the Board of Directors, Ms. Robertson and Mr. Jaime were each granted 11,041 restricted stock units of the Company, all of which are subject to a one-year vesting period. The Company has also entered into an indemnification agreement (the “Indemnification Agreement”) with Ms. Robertson and Mr. Jaime. Under the Indemnification Agreement, in exchange for the individual’s service to the Company, the Company has agreed to, among other things, indemnify each of these individuals against liabilities that may arise by reason of their status or service as a director (subject to certain exceptions) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. This Indemnification Agreement is substantially similar to the indemnification agreements that have been entered into with each of the other executive officers and directors of the Company. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, a copy of which was filed on April 28, 2004 as Exhibit 10.11 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003 (SEC File No. 000-22664) and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on April 1, 2022 announcing the director appointments described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished herewith:

99.1	Press Release dated April 1, 2022, relating to the appointment of Julie J. Robertson and Cesar Jaime as members of the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

April 1, 2022	By:	/s/ C. Andrew Smith
Name: C. Andrew Smith
Title: Executive Vice President and Chief Financial Officer